                                                                     Exhibit 2.8


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                        CORPORACION DURANGO, S.A. DE C.V.,


                                    as Issuer


                                       and



                               JPMORGAN CHASE BANK

                                   as Trustee


                                  -------------


                                    INDENTURE

                            Dated as of June 24, 2002

                                  -------------




                          13-3/4% Senior Notes Due 2009



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                                TABLE OF CONTENTS

                                                                            Page

Parties........................................................................l
Recitals of the Company........................................................l

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.    Definitions....................................................1
SECTION 102.    Compliance Certificates.......................................31
SECTION 103.    Form of Documents Delivered to Trustee........................31
SECTION 104.    Acts of Holders; Record Dates.................................32
SECTION 105.    Notices, Etc., to Trustee and Company.........................33
SECTION 106.    Notice to Holders; Waiver ....................................33
SECTION 107.    Conflict with Trust Indenture Act.............................34
SECTION 108.    Effect of Headings and Table of Contents......................34
SECTION 109.    Successors and Assigns........................................34
SECTION 110.    Separability Clause...........................................34
SECTION 111.    Benefits of Indenture.........................................34
SECTION 112.    Governing Law.................................................34
SECTION 113.    Legal Holidays................................................34
SECTION 114.    Consent to Service; Jurisdiction..............................35
SECTION 115.    Language of Notices, Etc......................................35

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.    Form..........................................................35
SECTION 202.    Restrictive Legends...........................................37
SECTION 203.    Authenticating Agent and Denominations........................38
SECTION 204.    Registrar and Paying Agent....................................38
SECTION 205.    Paying Agent to Hold Money in Trust...........................39
SECTION 206.    Book-Entry Provisions for Global Securities...................40
SECTION 207.    Special Transfer Provisions...................................41
SECTION 208.    Outstanding Securities........................................44

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.    Title and Terms...............................................44
SECTION 302.    Execution, Authentication, Delivery and Dating................45
SECTION 303.    Temporary Securities..........................................46
SECTION 304.    Transfer and Exchange.........................................46

SECTION 305.    Mutilated, Destroyed, Lost and Stolen Securities..............47
SECTION 306.    Payment of Interest; Interest Rights Preserved................48
SECTION 307.    Persons Deemed Owners.........................................49
SECTION 308.    Cancellation..................................................49
SECTION 309.    Computation of Interest.......................................49
SECTION 310.    CUSIP Numbers.................................................49
SECTION 311.    Issuance of Additional Securities.............................50

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.    Satisfaction and Discharge of Indenture.......................50
SECTION 402.    Application of Trust Money....................................51

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.    Events of Default.............................................51
SECTION 502.    Acceleration of Maturity; Rescission and Annulment............52
SECTION 503.    Collection of Indebtedness and Suits for Enforcement by
                Trustee.......................................................53
SECTION 504.    Trustee May File Proofs of Claim..............................54
SECTION 505.    Trustee May Enforce Claims Without Possession of
                Securities....................................................54
SECTION 506.    Application of Money Collected................................54
SECTION 507.    Limitation on Suits...........................................55
SECTION 508.    Unconditional Right of Holders to Receive
                Principal and Interest........................................55
SECTION 509.    Restoration of Rights and Remedies............................55
SECTION 510.    Rights and Remedies Cumulative................................56
SECTION 511.    Delay or Omission Not Waiver..................................56
SECTION 512.    Control by Holders............................................56
SECTION 513.    Waiver of Past Defaults.......................................56
SECTION 514.    Undertaking for Costs.........................................57
SECTION 515.    Waiver of Stay or Extension Laws..............................57

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.    Certain Duties and Responsibilities...........................57
SECTION 602.    Notice of Defaults............................................58
SECTION 603.    Certain Rights of Trustee.....................................58
SECTION 604.    Not Responsible for Recitals or Issuance of
                Securities....................................................59
SECTION 605.    May Hold Securities...........................................59
SECTION 606.    Money Held in Trust...........................................59
SECTION 607.    Compensation and Reimbursement................................59
SECTION 608.    Disqualification; Conflicting Interests.......................60

SECTION 609.    Corporate Trustee Required; Eligibility.......................60
SECTION 610.    Resignation and Removal; Appointment of
                Successor.....................................................60
SECTION 611.    Acceptance of Appointment by Successor........................61
SECTION 612.    Merger, Conversion, Consolidation or Succession to
                Business......................................................62
SECTION 613.    Preferential Collection of Claims Against
                Company.......................................................62

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.    Company to Furnish Trustee Names and Addresses of
                Holders.......................................................62
SECTION 702.    Preservation of Information; Communications to
                Holders.......................................................63
SECTION 703.    Reports by Trustee............................................63
SECTION 704.    Reports by Company............................................63

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.    Company May Consolidate, Etc., Only on Certain
                Terms.........................................................64
SECTION 802.    Successor Substituted.........................................65

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.    Supplemental Indentures without Consent of
                Holders.......................................................65
SECTION 902.    Supplemental Indentures with Consent of
                Holders.......................................................66
SECTION 903.    Execution of Supplemental Indentures..........................67
SECTION 904.    Effect of Supplemental Indentures.............................67
SECTION 905.    Conformity with Trust Indenture Act...........................67
SECTION 906.    Reference in Securities to Supplemental
                Indentures....................................................67
SECTION 907.    Notice of Supplemental Indentures.............................67

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.   Payment of Principal and Interest.............................68
SECTION 1002.   Maintenance of Office or Agency...............................68
SECTION 1003.   Money for Security Payments to Be Held in Trust...............68
SECTION 1004.   Statement by Officers as to Default...........................69
SECTION 1005.   Existence ....................................................69
SECTION 1006.   Maintenance of Properties.....................................70
SECTION 1007.   Payment of Taxes and Other Claims.............................70
SECTION 1008.   Limitation on Indebtedness....................................70
SECTION 1009.   Limitation on Restricted Payments.............................72

SECTION 1010.   Limitation on Dividend and Other Payment
                Restrictions Affecting Restricted Subsidiaries................75
SECTION 1011.   Limitation on the Issuance and Sale of Capital
                Stock of Restricted Subsidiaries..............................76
SECTION 1012.   Limitation on Issuances of Guarantees by Restricted
                Subsidiaries..................................................76
SECTION 1013.   Limitation on Transactions with Shareholders and
                Affiliates....................................................77
SECTION 1014.   Limitation on Liens...........................................78
SECTION 1015.   Limitation on Sale-Leaseback Transactions.....................79
SECTION 1016.   Limitation on Asset Sales.....................................79
SECTION 1017.   Change of Control.............................................80
SECTION 1018.   Indemnification of Judgment Currency..........................80
SECTION 1019.   Payment of Additional Amounts.................................81
SECTION 1020.   Provision of Financial Information............................83
SECTION 1021.   Waiver of Certain Covenants...................................84

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.   Right of Redemption...........................................84
SECTION 1102.   Election to Redeem; Notice to Trustee.........................85
SECTION 1103.   Notice of Redemption..........................................85
SECTION 1104.   Deposit of Redemption Price...................................86
SECTION 1105.   Securities Payable on Redemption Date.........................87

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 120l.   Defeasance and Discharge of the Indenture.....................87
SECTION 1202.   Covenant Defeasance...........................................89
SECTION 1203.   Deposited Money and Government Securities
                to Be Held in Trust; Other Miscellaneous
                Provisions....................................................90
SECTION 1204.   Reinstatement.................................................90

          INDENTURE, dated as of June 24, 2002 between CORPORACION DURANGO, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (herein called the "Company"), having its principal office at Tone Corporativa Durango, Potasio 150, Ciudad Industrial, Durango, Durango, United Mexican States 34220, and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of New York, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the initial issuance of US$175,000,000 aggregate principal amount of the Company's 13-3/4% Senior Notes due 2009 (herein called the "Securities") issuable as provided in this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          Concurrently with the execution of this Indenture, the Trustee, the Company and certain of its subsidiaries are entering into a supplemental indenture pursuant to which, among other things, such subsidiaries are guaranteeing certain obligations of the Company under the Securities.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Mexico, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Mexico and consistently applied by the Company at the date of such computation; and

          (d) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "ACM" means Administradora Corporativa y Mercantil S.A. de C. V., a Mexican corporation wholly owned by the Existing Shareholders, whose only asset is its 16% equity interest in the Company.

          "ACM Merger" means the merger of ACM with and into the Company, with the Company as the surviving corporation.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Additional Amounts" shall have the meaning assigned to such term in
Section 1019.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period determined in conformity with Mexican GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (a) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of the Restricted Subsidiaries;

          (b) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to subclause (d)(iii) of the first paragraph of Section 1009 (and in such case, except to the extent includable pursuant to subclause (a) of this definition), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of the

     Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of the Subsidiaries;

          (c) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid by the Company or any of the Restricted Subsidiaries;

          (d) any gains or losses (on an after-tax basis) attributable to sales of assets of the Company and the Restricted Subsidiaries; and

          (e) all extraordinary gains and extraordinary losses.

          "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and the Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom:

          (a) all current liabilities of the Company and the Restricted Subsidiaries (excluding intercompany items) and

          (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and the Restricted Subsidiaries, prepared in conformity with Mexican GAAP and filed with the Commission or provided to the Trustee.

          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for the Redemption Date, plus 0.50%.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent, co-Registrar, authenticating agent or agent for service of notices and demands.

          "Agent Members" shall have the meaning specified in Section 206.

          "Asset Acquisition" means:

          (a) an investment by the Company or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of the Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the Pulp and Paper Business, or

          (b) an acquisition by the Company or any of the Restricted Subsidiaries of the property and assets of any Person other than the Company or any of the Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the Pulp and Paper Business.

          "Asset Disposition" means the sale or other disposition by the Company or any of the Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of:

          (a) all or substantially all of the Capital Stock of any Restricted Subsidiary or

          (b) all or substantially all of the assets that constitute a division or line of business of the Company or any of the Restricted Subsidiaries.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of the Restricted Subsidiaries to any Person other than the Company or any of the Restricted Subsidiaries of:

          (a) all or any of the Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary or de minimis shares of a Restricted Subsidiary required to be owned by another Person under applicable law in order to maintain the corporate status of such Restricted Subsidiary,

          (b) all or substantially all of the property and assets of an operating unit or business of the Company or any of the Restricted Subsidiaries or

          (c) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of the Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include:

     (i) sales or other dispositions of inventory, receivables and other current assets,

     (ii) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 1009,

     (iii) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions,

     (iv) the sale or other disposition of cash of Temporary Cash Investments,

     (v) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or the Restricted Subsidiaries, or

     (vi) the sale, conveyance or other transfer of accounts receivable and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary, in connection with a Qualified Receivables Transaction.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

          (a) the sum of the products of

          (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and

          (ii) the amount of each such principal payment by

          (b) the sum of all such principal payments.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with Mexican GAAP, is required to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

          "Change of Control" means such time as:

          (a) (i) a Person or any Persons acting together which would constitute a "group" (a "Group") for purposes of Sections 13(d) and 14(d)(2) of the Exchange Act, or any successor provision thereto, together with any Affiliates or Related Persons thereof (other than any Person or Group controlled by the Existing Shareholders together with any Affiliates or Related Persons thereof), has become the beneficial owner, by way of purchase, merger, consolidation or otherwise, of 35% or more of Voting Stock of the Company and (ii) such Person or Group (together with any Affiliates or Related Persons thereof) has become the beneficial owner, by way of purchase, merger, consolidation or otherwise of a greater percentage of Voting Stock of the Company than that held by the Existing Shareholders (together with Affiliates or Related Persons thereof); or

          (b) at any time during any consecutive two-year period individuals who at the beginning of such period were members of the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "Closing Date" means the date on which Securities are originally issued under this Indenture.

          "Commission" means the Securities and Exchange Commission.

          "Commodity Agreement" means any forward commodity contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

          "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

          "Company" has the meaning specified in the Preamble of this Indenture.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company (a) by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and (b) by the Chief Financial Officer, the Comptroller, the Treasurer or an Assistant Treasurer, the Secretary or an assistant Secretary, and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.

          "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

          "Comparable Treasury Price" means, with respect to any redemption date:

          (1) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release or any successor release published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

          (2) if the release or any successor release is not published or does not contain such prices on such Business Day:

               (A) the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or

               (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

     (a) Consolidated Interest Expense,

     (b) income and asset taxes,

     (c) depreciation expense,

     (d) amortization expense and

     (e) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by Mexican GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in conformity with Mexican GAAP.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest paid by the Company or any of the Restricted Subsidiaries with respect to Indebtedness that is Guaranteed or secured by the Company or any of the Restricted Subsidiaries to the extent not recovered from the underlying obligor) and the component of rentals allocable to interest in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and the Restricted Subsidiaries during such period; excluding, however:

          (a) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (c) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (c) of the definition thereof), and

          (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities and other Indebtedness, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with Mexican GAAP.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and the Restricted Subsidiaries (which shall be as of a date not more than 30 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Company's Capital Stock or the Capital Stock of any of its Restricted Subsidiaries, each item to be determined in conformity with Mexican GAAP.

          "Consolidated Senior Indebtedness" means, without duplication, (a) Indebtedness of the Restricted Subsidiaries, except for Indebtedness owed to the Company or any other Restricted Subsidiary, (b) any Indebtedness of the Company guaranteed by any of its Restricted Subsidiaries, and (c) any Indebtedness of the Company secured by a Lien.

          "Consolidated Senior Indebtedness Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

          (a) the aggregate amount of Consolidated EBITDA for the Four Quarter Period prior to such Transaction Date to

          (b) the aggregate Consolidated Senior Indebtedness Interest Expense during such Four Quarter Period.

          In making the foregoing calculation,

          (i) pro forma effect shall be given to any Consolidated Senior Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged during the Reference Period (other than Consolidated Senior Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Consolidated Senior Indebtedness is projected, in the reasonable judgment of the senior management, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Consolidated Senior Indebtedness had been Incurred or repaid, repurchased, defeased or otherwise discharged on the first day of such Reference Period;

          (ii) Consolidated Senior Indebtedness Interest Expense attributable to interest on any Consolidated Senior Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Consolidated Senior Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (iii) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (iv) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that subclauses (iii) or (iv) of this definition requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

          "Consolidated Senior Indebtedness Interest Expense" means, for any period, the aggregate amount of interest in respect of Consolidated Senior Indebtedness (including, without limitation, amortization of original issue discount on any Consolidated Senior Indebtedness and the interest portion of any deferred payment obligation); all commissions, discounts and other fees and charges owed with respect to Consolidated Senior Indebtedness; interest paid (by the Company or any of the Restricted Subsidiaries with respect to Consolidated Senior Indebtedness that is Guaranteed or secured by the Company or any of the Restricted Subsidiaries to the extent not recovered from the underlying obligor); and the component of rentals allocable to interest in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and the Restricted Subsidiaries during such period but only to the extent that such Capitalized Lease Obligations are Consolidated Senior Indebtedness; excluding, however any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (c) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (c) of the definition thereof).

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 450 West 33rd Street, 15th Floor, New York, NY 10001-2697.

          "Covenant Defeasance" shall have the meaning specified in Section
1203.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement.

          "Default' means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest' has the meaning specified in Section 306.

          "Depositary" means The Depository Trust Company, New York, New York.

          "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

          (a) required to be redeemed prior to the Stated Maturity of the Securities,

          (b) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or

          (c) convertible into or exchangeable for Capital Stock referred to in clause (a) or (b) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities;

provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 1016 and Section 1017 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Section 1016 and Section 1017.

          "Event of Default" shall have the meaning specified in Section 501.

          "Excess Proceeds" shall have the meaning specified in Section 1016.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Stockholders" means (a) Ing. Miguel Rincon, Dr. Jose Rincon and Sr. Jesus Rincon and members of their immediate families and their estates and heirs and (b) any trust established for the benefit of, or any company or other entity controlled by, one or more of those Persons, and any Successor or Affiliate thereof.

          "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

          "Four Quarter Period" means the then most recent four fiscal quarters.

          "Global Securities" shall have the meaning specified in Section 201.

          "Group" has the meaning specified in the definition of Change of Control provided in this Section 101.

          "Government Securities" means direct obligations of, obligations fully guaranteed by, or participants in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing (whether pursuant to a guaranty, a fianza, an aval or otherwise) any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or

          (b) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Indebtedness" shall have the meaning specified in Section 1012.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (a) all indebtedness of such Person for borrowed money;

          (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (a) or (b) above or (e), (f) or (g) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, excluding Trade Payables;

          (e) all Capitalized Lease Obligations;

          (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of:

          (i) the fair market value of such asset at such date of determination and

          (ii) the amount of such Indebtedness;

          (g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (h) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or the Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

          (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with Mexican GAAP,

          (ii) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and

          (iii) that Indebtedness shall not include:

          (A) any liability for federal, state, local or other taxes of any jurisdiction,

          (B) performance, surety or appeal bonds provided in the ordinary course of business or

          (C) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

For the purposes of computing the amount of Indebtedness of any Person outstanding at any time, all such items shall be excluded to the extent that they would be eliminated as intercompany items for purposes of such Persons consolidated financial statements.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto which were entered into pursuant to the applicable provisions hereof.

          "Independent Investment Banker" means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Initial Subsidiary Guarantors" means Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V. and Industrias Centauro, S.A. de C.V., excluding their subsidiaries, if any.

          "Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

               (a) the aggregate amount of Consolidated EBITDA for the Four Quarter Period prior to such Transaction Date to

               (b) the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

          (i) pro forma effect shall be given to any Indebtedness Incurred or repaid, repurchased, defeased or otherwise discharged during the Reference Period (other than Indebtedness under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid, defeased or otherwise discharged on the first day of such Reference Period;

          (ii) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (iii) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (iv) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (iii) or (iv) of this definition requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee; but excluding Guarantees of Indebtedness that are permitted under
Section 1008 and advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

          (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and

          (2) the retention of the Capital Stock (or any other Investment) by the Company or any of the Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by subclause (c) of
     Section 1011.

For purposes of the definition of "Unrestricted Subsidiary" and Section 1009:

          (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and

          (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided that the Net Cash Proceeds are applied in accordance with subclauses (a)(i) and (a)(ii) in the second paragraph of Section 1016.

          "Judgment Currency" has the meaning specified in Section 1018.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

          "Maturity," when used with respect to any Securities, means the date on which the principal (or portion thereof) of such Securities becomes due and payable as therein or therein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Mexican GAAP" is defined to mean accounting principles generally accepted in Mexico, including accounting principles which account for the effects of inflation as provided for under Bulletin B-10 "Recognition of the Effects of Inflation on the Financial Information," as amended, issued by the Mexican Institute of Public Accountants.

          "Mexican Withholding Taxes" shall have the meaning assigned to such term in Section 1019.

          "Mexico" means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing or created by law as a public entity.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means;

          (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

          (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

          (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and the Restricted Subsidiaries, taken as a whole;

          (iii) payments made, or required to be made, to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either
     (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale; and

          (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, whether or not required by Mexican GAAP; and

          (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

          "Offer to Purchase" means an offer to purchase Securities by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (a) the covenant pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;

          (b) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (c) that any Security not tendered will continue to accrue interest pursuant to its terms;

          (d) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (e) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

          (g) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

          On the Payment Date, the Company shall:

     (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase;

     (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

     (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples of $1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase. If the provisions of such securities laws conflict with Section 1016 or 1017, as applicable, the Company will comply with such securities laws and will not be deemed to have breached the obligations under the covenant by virtue thereof.

          "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors, or Vice Chairman of the Board of Directors, the President, or any Vice President, and the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary, of the Company and delivered to the Trustee.

          "Offshore Global Securities" shall have the meaning specified in
Section 201.

          "Offshore Physical Securities" shall have the meaning specified in
Section 201.

          "Opinion of Mexican Counsel" means a written opinion of Mexican counsel admitted to practice in Mexico who shall be acceptable to the Trustee; provided that such counsel may rely, as to any matters of U.S. law, on an Opinion of U.S. Counsel.

          "Opinion of U.S. Counsel" means a written opinion of independent U.S. counsel admitted to practice in the State of New York who shall be acceptable to the Trustee; provided that such counsel may rely, as to any matters of Mexican law, on an Opinion of Mexican Counsel.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (c) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          "Overnight Bank Deposits" means overnight or time deposits having maturities of seven days or less with any financial institution organized under the laws of the United States, any state thereof or Mexico which would not otherwise qualify as a Temporary Cash Investment, provided that such financial institution is not under intervention, receivership, or any similar arrangement at the time of making such overnight on time deposit.

          "Pari-Passu Indebtedness" has the meaning specified in Section 1016.

          "Paying Agent" shall have the meaning specified in Section 204.

          "Payment Date" has the meaning specified in the definition of "Offer to Purchase".

          "Permanent Offshore Global Securities" shall have the meaning specified in Section 201.

          "Permitted Investment" means:

          (a) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the date of such Investment;

          (b) Temporary Cash Investments and Overnight Bank Deposits;

          (c) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;

          (d) stock, obligations or securities received in satisfaction of judgments or in settlement or obligations owing to the Company or a Restricted Subsidiary or upon the perfection, foreclosure or enforcement of a Lien in favor of the Company or a Restricted Subsidiary;

          (e) Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or the Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

          (f) loans or advances made to employees of the Company or a Restricted Subsidiary in the ordinary course of business consisting with past practices of the Company or such Restricted Subsidiary, provided that such loans in the aggregate to all employees do not exceed $2.5 million per year and $5.0 million prior to the Stated Maturity of the Securities;

          (g) extensions of credit in the nature of accounts receivable or Securities receivable arising from the sale or lease of goods and services in the ordinary course of business;

          (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) continued obligations on surety or appeal bonds and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

          (j) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Company or any Restricted Subsidiary;

          (k) Investments consisting of non-cash consideration received in connection with an Asset Sale permitted by Section 1016;

          (l) customary Investments required by the terms of any Qualified Receivables Transaction to the extent such Investments are made in the ordinary course of business; and

          (m) in addition to the foregoing Investments, Investments in an aggregate amount not to exceed US$5.0 million at any time outstanding.

          "Permitted Liens" means:

          (a) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with Mexican GAAP shall have been made;

          (b) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with Mexican GAAP shall have been made;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (e) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries taken as a whole;

          (f) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (i) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 1008, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (g) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole;

          (h) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or the Restricted Subsidiaries relating to such property or assets;

          (i) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (j) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (k) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

          (l) Liens in favor of the Company or any Restricted Subsidiary;

          (m) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (n) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (p) Liens encumbering customary initial deposits and margin deposits, and other Liens, in each case, securing Indebtedness under Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any of the Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

          (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and the Restricted Subsidiaries prior to the Closing Date;

          (r) Liens on any assets acquired by the Company or any Restricted Subsidiary after the Closing Date, which Liens were in existence prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of or in connection with such acquisition), provided that such Liens are limited to the assets so acquired and the proceeds thereof;

          (s) Liens Incurred in accordance with the Indenture in favor of this Trustee under this Indenture;

          (t) Liens arising by virtue of any statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including, without limitation, provisions relating to rights of offset and set-off bankers' liens or similar rights and remedies; and

          (u) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptance issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

          "Physical Securities" shall have the meaning specified in Section 201.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 305 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen security.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

          "Private Placement Legend" has the meaning specified in Section 202.

          "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

          A "Public Market" shall be deemed to exist if:

          (a) a Public Equity Offering has been consummated and

          (b) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Pulp and Paper Business" means the manufacture of pulp, paper and packaging products and businesses related, ancillary or complementary thereto, including, without limitation, (a) ownership and operation of forestry businesses, (b) the production of raw materials such as wood, wood chips, kaolin, caustic soda and precipitated calcium carbonate, (c) the manufacture of primary products such as hardwood pulp, softwood pulp, coated or uncoated freesheet, containerboard, linerboard, corrugating medium and boxboard, (d) the manufacture of converted products such as newsprint, notebooks, stationary, corrugated shipping containers, folding carton boxes, multiwall sacks and bags and molded pulp products, (e) the performance of marketing and other operations supporting such businesses and (f) the ownership and operating of assets used in connection with any of the foregoing businesses, such as chemical, water treatment and power generation assets.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or a Restricted Subsidiary pursuant to which the Company or a Restricted Subsidiary may sell convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

          "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary:

          (a) No portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

               (i) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings,

               (ii) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or

               (iii) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement or arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (c) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

          Any designation of a Subsidiary of the Company as a Receivables Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.

          "Redemption Date," when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price (exclusive of accrued interest, if any) at which it is to be redeemed pursuant to this Indenture.

          "Reference Period" means the period commencing on the first day of the Four Quarter Period and ending on the Transaction Date.

          "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          "Refinancing Condition" means the first date on which the Company's Consolidated Senior Indebtedness is equal to or less than 15% of the Company's total consolidated Indebtedness.

          "Registered Global Securities" shall have the meaning set forth in
Section 201.

          "Registered Physical Securities" shall have the meaning set forth in
Section 201.

          "Registrar" shall have the meaning specified in Section 204.

          "Registration Rights Agreement" means Registration Rights Agreement dated June 18, 2002, among the Company, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC.

          "Registration Statement" shall mean any registration statement of the Company that covers any Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" shall have the meaning set forth in Section 201.

          "Related Person" of any Person means any other Person that owns, or any controlling Affiliate of any other Person that owns:

          (a) 5% or more of the outstanding Common Stock of such Person or

          (b) 5% or more of the Voting Stock of such Person.

          "Released Indebtedness" means, with respect to any Asset Sale,
Indebtedness:

          (a) which is owed by the Company or any Restricted Subsidiary (the "Obligors") prior to such Asset Sale,

          (b) which is assumed by the purchaser or any affiliate thereof or forgiven or cancelled in connection with such Asset Sale and

          (c) with respect to which the Obligors receive written unconditional releases from each creditor no later than the closing date of such Asset Sale.

          "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal and interest that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued and unpaid thereon to such Redemption Date.

          "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on such date.

          "Restricted Payments" shall have the meaning provided in Section 1009.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" shall have the meaning set forth in Section 201.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

          "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include the Securities initially issued on the Closing Date and any other Securities issued after the Closing Date under this Indenture. For purposes of this Indenture, all Securities shall vote together as one series of Securities under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Security Register" shall have the meaning specified in Section 204.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

          (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries or

          (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries,

all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 306.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction.

          "Stated Maturity" means:

          (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable, and

          (b) with respect to any scheduled installment of principal of, or interest on, any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Subsidiary Guarantee" shall have the meaning specified in Section
1012.

          "Temporary Cash Investment" means any of the following:

          (a) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

          (b) time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $200 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by S&P or Moody's or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above or clause
     (f) below entered into with a bank or trust company meeting the qualifications described in clause (b) above or clause (i) below;

          (d) commercial paper maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S & P;

          (e) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (f) Certificados de la Tesoreria de La Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 365 days after the acquisition thereof;

          (g) Investments in money market finds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above and clause (i) below, including, without limitation, the JPMorgan Money Market Funds or any other mutual find for which the Trustee or an Affiliate of the Trustee serves as investment manager, administrator, shareholder or servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (ii) the Trustee charges and collects fees for services rendered pursuant to this Indenture, which fees are separate from the fees received by such finds, and (iii) services performed for such funds and pursuant to this Indenture may at times duplicate those provided to such funds by the Trustee or its affiliate;

          (h) demand deposit accounts with U.S. banks (or Mexican banks specified in clause (i) of this definition) maintained in the ordinary course of business; and

          (i) certificates of deposit, bank promissory notes and bankers' acceptances denominated in Pesos, maturing not more than 365 days after the acquisition thereof and issued or Guaranteed by any one of the four largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Instituto para la Proteccion al Ahorro or any successor thereto or any banking subsidiary of a foreign bank which has capital, surplus and undivided profits aggregating in excess of $200 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by S&P or Moody's.

          "Temporary Offshore Global Securities" shall have the meaning specified in Section 201.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that:

          (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

          (B) either

               (i) the Subsidiary to be so designated has total assets of $1,000 or less or

               (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 1009; and

          (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in subclause (A) of this definition would be permitted under
     Section 1008 and Section 1009.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Physical Securities" shall have the meaning specified in Section 201.

          "U.S. Global Securities" shall have the meaning specified in Section 201.

          "Voting Stock' means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of at least 97% of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law or de minimis shares required to be owned by another Person under applicable law in order to maintain the corporate status of such Subsidiary) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 102. Compliance Certificates.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Mexican Counsel or an Opinion of U.S. Counsel, as the case may be, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

          In any case where several matters are required to be certified by, or covered by an opinion of. any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such Person's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices. Etc., to Trustee and Company.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address furnished in writing to the Trustee by the Company.

SECTION 106. Notice to Holders; Waiver.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of the Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

          If any provision hereof limits, qualifies or conflicts with (a) another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, or (b) any provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 113. Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date, Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, Payment Date or at the

Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Payment Date or Stated Maturity, as the case may be.

SECTION 114. Consent to Service; Jurisdiction.

          Each party hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law. The Company hereby irrevocably waives any right to invoke jurisdiction it may have to any court by virtue of Mexican law. The Company hereby appoints Durango Paper Company, 1000 Osborne Street, St. Marys, Georgia 31558, Attention: Prudencio Calderon, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of Durango Paper Company specified above and any domicile Durango Paper Company may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason Durango Paper Company (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

SECTION 115. Language of Notices, Etc.

          Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.  Form.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "U. S. Global Securities"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued initially in the form of one or more temporary global Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Securities"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time on or after the date hereof, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Securities in registered form substantially in the form set forth in Exhibit A hereto (the "Permanent Offshore Global Securities"; and together with the Temporary Offshore Global Securities, the "Offshore Global Securities"), duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, or its nominee, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Securities in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Securities transferred.

          Securities issued and sold pursuant to a Registration Statement shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "Registered Global Securities"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

          Securities issued pursuant to Sections 206(b) in exchange for interests in the U.S. Global Securities, the Offshore Global Securities or the Registered Global Securities shall be in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A hereto (the "U.S. Physical Securities", the "Offshore Physical Securities" and the "Registered Physical Securities", respectively).

          The Offshore Physical Securities, U.S. Physical Securities and the Registered Physical Securities are sometimes collectively herein referred to as the "Physical Securities." The U.S. Global Securities, the Offshore Global Securities and the Registered Global Securities are sometimes referred to herein as the "Global Securities."

          The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Restrictive Legends.

          Unless and until a Security is sold in connection with an effective Registration Statement, (i) the U.S. Global Securities and U.S. Physical Securities shall bear the legend set forth below (the "Private Placement Legend") on the face thereof and (ii) the Offshore Physical Securities, until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto, and the Temporary Offshore Global Securities shall bear the legend set forth below on the face thereof.

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITiES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
     (B)IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WiLL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
     (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) WITHIN THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER IN VIOLATION OF THE FOREGOING RESTRICTIONS."

          Each Global Security, shall also bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR iN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS iN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LiMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 206 OF THE INDENTURE."

SECTION 203. Authenticating Agent and Denominations.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 204. Registrar and Paying Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Trust Indenture Act ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Securities held by each Holder.

SECTION 205. Paying Agent to Hold Money in Trust.

          Not later than 11:00 a.m. (New York City time) on the day prior to each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

SECTION 206. Book-Entry Provisions for Global Securities.

          (a) The U.S. Global Securities, Offshore Global Securities and the Registered Global Securities initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Securities may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 207. In addition, U.S. Physical Securities, Offshore Physical Securities and Registered Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Securities, the Offshore Global Securities or the Registered Physical Securities, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Securities, the Offshore Global Securities or the Registered Global Securities, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 207.

          (c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in such other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 206, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities, Offshore Physical Securities or Registered Physical Securities, as the case may be, of like tenor and amount.

          (e) In connection with the transfer of the U.S. Global Securities, the Offshore Global Securities or the Registered Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 206, the U.S. Global Securities, Offshore Global Securities or the Registered Global Securities, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Securities, Offshore Global Securities or Registered Global Securities, as the case may be, an equal aggregate principal amount of U.S. Physical Securities, Offshore Physical Securities or Registered Physical Securities, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Securities pursuant to paragraph (b), (d) or (e) of this
Section 206 shall, except as otherwise provided by paragraph (f) of Section 207, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 202.

          (g) Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Securities pursuant to paragraph (b), (d) or (e) of this Section 206 shall, except as otherwise provided by paragraph (f) of
Section 207, bear the legend regarding transfer restrictions applicable to the Offshore Physical Security set forth in Section 202.

          (h) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 207. Special Transfer Provisions.

          Unless and until a Security is sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security (other than an Registered Security) to a QIB (excluding Non-U.S. Persons):

          (i) If the Security to be transferred consists of (x) either Offshore Physical Securities prior to the removal of the Private Placement Legend or U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion, that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A, that it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information, and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Securities, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of either Offshore Physical Securities prior to removal of the Private Placement Legend or U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Securities in an amount equal to the principal amount of the Offshore Physical Securities or U.S. Physical Securities to be transferred, and the Trustee shall cancel the Offshore Physical Securities or U.S. Physical Securities so transferred.

          (b) Transfers of Interests in the Temporary Offshore Global Securities. The following provisions shall apply with respect to registration of any proposed transfer of an interest in a Temporary Offshore Global Securities:

          (i) The Registrar shall register the transfer of any Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion, that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A, that it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information, and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the Temporary Offshore Global Securities to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Securities.

          (c) Transfers of Interests in the Permanent Offshore Global Securities or Unlegended Offshore Physical Securities. The following provisions shall apply with respect to any transfer of interests in Permanent Offshore Global Securities or unlegended Offshore

Physical Securities. The Registrar shall register the transfer of any such Security without requiring any additional certification.

          (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security (other than a Registered Security) to a Non-U.S. Person:

          (i) Prior to August 3, 2002 the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

          (ii) On and after August 3, 2002 the Registrar shall register any proposed transfer of a Security to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in U.S. Global Securities, upon receipt of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

          (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Securities in an amount equal to the principal amount of the beneficial interest in the U.S. Global Securities to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Securities in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Securities.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 202, or (ii) there is delivered to the Registrar an Opinion of U.S. Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 206 or this Section 207. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 208. Outstanding Securities

          Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 208 as not outstanding.

          If a Security is replaced pursuant to Section 305, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

          A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee has actual knowledge to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301. Title and Terms.

          The Company has initially authorized the execution and delivery of US$175,000,000 of Securities under this Indenture. The Securities shall be known and designated as the "13 3/4% Senior Notes due 2009" of the Company. Their Stated Maturity shall be July 15, 2009, and they shall bear interest at the rate of 13-3/4% per annum, from the Closing

Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on January 15 and July 15, commencing January 15, 2003, until the principal thereof is paid or made available for payment.

          The principal of and interest on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Company shall pay Additional Amounts, and the Securities shall be subject to redemption by the Company, as provided in Sections 1019 and 1101.

          The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1016 and 1017.

          The Securities shall be subject to Defeasance at the option of the Company as provided in Article Twelve.

SECTION 302.  Execution, Authentication, Delivery and Dating.

          Subject to Article Ten and applicable law, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of U.S. Counsel of the Company in connection with the authentication and delivery of such Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Securities pursuant to Section 311, shall certify that such issuance is in compliance with Article Ten. Upon receipt of such documents, the Trustee in accordance with such Company Order shall authenticate and make such Securities available for delivery.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 303. Temporary Securities.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 304. Transfer and Exchange.

          A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the

Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and to the Security Registrar duly executed, by the Holder thereof or an attorney for such Holder duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 305 or 906 or in accordance with any Offer to Purchase pursuant to Section 1016 or 1017.

          The Company shall not be required to issue, register the transfer of or exchange any Security (i) for a period of 15 prior to any Interest Payment Date or (ii) called or being called for redemption under Section 1101.

SECTION 305. Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange tberefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 306.  Payment of Interest; Interest Rights Preserved.

          Interest on any Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (a) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 307. Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 306) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 308. Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to
Section 1016 or 1017 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 309. Computation of Interest.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 310. CUSIP Numbers.

          The Company in issuing the Securities may use "CUSIP" or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in, or omission of, such numbers.

SECTION 311. Issuance of Additional Securities,

          The Company may, subject to Article Ten and applicable law, issue additional Securities under this Indenture. The Securities issued on the Closing Date and any additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (a) either

          (i) all Securities theretofore authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it thereunder; or

          (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or will be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (in the case of Securities which will become due and payable at their Stated Maturity within one year or which will be called for redemption within one year);

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate, an Opinion of Mexican Counsel and an Opinion of U.S. Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default hereunder or under any other material agreement or instrument (which, in the case of the Opinion of Mexican Counsel and the Opinion of U.S. Counsel, would be any other material agreement or instrument identified to such counsel by the

Company) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501. Events of Default.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 consecutive days;

          (c) default in the performance or breach of the provisions of Section 801 hereof or the failure by the Company to make or consummate an Offer to Purchase in accordance with Sections 1016 or 1017;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Securities (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $25 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 consecutive days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $25 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for: (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, concurso mercantil, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, sindico, conciliador, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, concurso mercantil, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sindico, conciliador, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or, (iii) effects any general assignment for the benefit of creditors.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 501 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of premium, if any, and accrued interest on such Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 501 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event triggering such Event of Default pursuant to clause (e) of Section 501 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within consecutive 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 501 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the then Outstanding Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

          The Company covenants that if

          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 consecutive days, or

          (b) default is made in the payment of the principal of any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Payment Date thereof;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute judicial proceedings for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

SECTION 507. Limitation on Suits.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, liabilities and expenses to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.  Unconditional Right of Holders to Receive Principal and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section
306) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Payment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

          The Holders of at least majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee shall have the right to refuse to follow any direction that:

          (a) conflicts with any rule of law or with this Indenture, or

          (b) might involve it in personal liability or that the Trustee determines in good faith be unjustly prejudicial to the Holders not taking part in such action; and

the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

          The Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may waive all past defaults hereunder and rescind and annul a declaration of acceleration and its consequences if:

          (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived; and

          (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          Upon any such waiver, such defaults shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including attorneys fees, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this
Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by any Holder or group of Holders holding more than 10% in aggregate principal amount of the Outstanding Securities or the Trustee.

SECTION 515. Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of; any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602. Notice of Defaults.

          The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in clause (d) of Section 501 no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603. Certain Rights of Trustee.

          Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection and the written advice of such counsel, any Opinion of Mexican Counsel or any Opinion of U.S. Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTiON 605. May Hold Securities.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.

          The Company agrees:

          (a) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify each of the Trustee and any predecessor trustee for, and to hold it harmniess against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under Section 607, the Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section clauses (g) or (h) of Section 501, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

SECTION 608. Disqualification: Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Corporate Trustee Required: Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal or state supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal: Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d) If at any time (i) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or, (ii) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or (iii) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of notice of resignation or removal, the Trustee resigning or being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainty vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of 1nformation; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act,

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each April 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such April 15, which complies with the provisions of such Section 313(a).

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704. Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

          The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

          (a) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of it shall be a corporation organized and validly existing under the laws of Mexico, the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture to this Indenture, executed and delivered to the Trustee, all of the Company's obligations hereunder and under the Securities;

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (d) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Securities, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of clause (a) of Section 1008; provided that this clause (d) shall not apply to a consolidation or merger with, or into a Wholly Owned Subsidiary with a positive net worth; provided further that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders; and

          (e) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses
(c) and (d)) and Opinion of U.S. Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that (i) clauses
(c) and (d) above do not apply if, in the good faith determination of the Company's Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Company or to incorporate the Company in the United States, (ii) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company. Until the Refinancing Condition has occurred, the Company and the Restricted Subsidiaries will not be permitted to consummate the ACM Merger. Once the Refinancing Condition has occurred, the ACM Merger may be consummated, so long as the Company complies with clause (d) of Section

1008 and so long as ACM's Indebtedness at the time of the merger does not exceed ACM's total Indebtedness on the Closing Date.

SECTION 802. Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) provide for the Guarantees of the Securities by the Initial Subsidiary Guarantors;

          (b) to cure any ambiguity, defect or inconsistency in this Indenture, provided that such action pursuant to this clause (b) shall not adversely affect the interests of the Holders in any material respect;

          (c) to comply with the provisions of Section 801 or Section 1012;

          (d) comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

          (e) evidence and provide for the acceptance of appointment by a successor Trustee; or

          (f) make any change that, in the good faith opinion of the Company's Board of Directors, does not materially and adversely affect the rights of any Holder.

SECTION 902. Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

          (b) reduce the principal amount of, or premium, if any, or interest on, any Security;

          (c) change the optional redemption dates or optional redemption prices of the Securities from that stated in clause (a) of Section 1101;

          (d) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;

          (e) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

          (f) reduce the above stated percentage of Outstanding Securities the consent of whose Holders is necessary to modify or amend this Indenture pursuant to this Section 902;

          (g) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

          (h) reduce the percentage or aggregate principal amount of Outstanding Securities the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture under Section l021 or for waiver of certain defaults under Section 513; or

          (i) following the mailing of an offer with respect to an Offer to Purchase pursuant to Section 1016 or 1017, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Mexican Counsel and an Opinion of U.S. Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907. Notice of Supplemental Indentures.

          Promptly after the effective date of each supplemental indenture, the Company shall mail or shall cause to be mailed to Holders a notice briefly describing the substance of such supplemental indenture; provided that the failure to give such notice to any Holder, or any defect therein, will not impair or affect the validity or such supplemental indenture.

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001. Payment of Principal and Interest.

          The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

          The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan in The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.

          The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate, stating that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. In addition, the Company must immediately notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture.

SECTION 1005. Existence

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006. Maintenance of Properties.

          The Company will cause all properties material to the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007. Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful material claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which a reserve is being maintained in accordance with Mexican GAAP.

SECTION 1008. Limitation on Indebtedness.

          (a) Other than the Securities and Indebtedness existing on the Closing Date, the Company will not, and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness; provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be no less than 2.0:1.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness of the Company or a Restricted Subsidiary if, after giving effect to the Incurrence of such Indebtedness and receipt and application of the proceeds therefrom, (A) the Interest Coverage Ratio would be no less than 2.0:1 and (B) the Consolidated Senior Indebtedness Interest Coverage Ratio would be no less than 4.0:1; provided that no Indebtedness may be incurred under this sub clause (a)(i) unless the Refinancing Condition has occurred or occurs simultaneously with the incurrence of any Indebtedness under this subclause
(a)(i), and provided further that any Indebtedness incurred under this subclause
(a)(i) may only be Incurred in connection with Asset Acquisitions; (ii) Indebtedness of the Company or a Restricted Subsidiary not to exceed the greater of (A) $50 million or (B) 2.75% of Adjusted Consolidated Net Tangible Assets; provided that any Indebtedness incurred or assumed under this subclause (a)(ii) may not be incurred or assumed in connection with the ACM Merger; (iii) Indebtedness owed: (A) to the Company by a Restricted Subsidiary which is evidenced by an unsubordinated promissory note, (B) to any Restricted

Subsidiary by the Company, or (C) to a Restricted Subsidiary by a Restricted Subsidiary; provided that (I) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this subclause (a)(iii) and (II) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Securities, once they have become due and payable, whether at Stated Maturity, by acceleration or otherwise; (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under subclause
(a)(iii)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (A) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities shall only be permitted under this subclause(a)(iv) if (I) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities, or
(II) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities; (B) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not have a Stated Maturity earlier than the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and (C) such new Indebtedness is Incurred by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this subclause (a)(iv); (v) Indebtedness (A) in respect of bid, reimbursement, performance, surety or appeal bonds or obligations provided in the ordinary course of business, including Guarantees and letters of credit functioning or supporting these bonds or obligations (in each case, other than for an obligation for money borrowed); (B) under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates, commodity prices or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or commodity prices or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (vi) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities as allowed under Article Twelve hereof,
(vii) Guarantees of the Securities and Guarantees of Indebtedness of the Company or any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 1012;
(viii) Guarantees by the Company of Indebtedness of any Restricted Subsidiary permitted hereunder.

          (b) Notwithstanding any other provision of this Section 1008, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 1008 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 1008: (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (ii) any Liens granted pursuant to the equal and ratable provisions of Section 1014 shall not be treated as Indebtedness.

          (d) Irrespective of whether or not the Company could incur additional indebtedness under clause (a) of this Section 1008, the Company will not and will not permit any of the Restricted Subsidiaries to incur or assume any Indebtedness in connection with the ACM Merger prior to the occurrence of the Refinancing Condition. Subsequent to the Refinancing Condition, the Company may incur or assume additional Indebtedness with respect to the ACM Merger if: (1) after giving effect to the incurrence of the Indebtedness with respect to the ACM Merger and the receipt and application of the proceeds, the Interest Coverage Ratio would be no less than 3.0:1, (ii) the Indebtedness, determined as of the date of its incurrence, does not have a Stated Maturity earlier than the Stated Maturity of the Securities and (iii) that Indebtedness is subordinated or made subordinated in right of payment to the Securities and the subordination provisions are substantially similar to those attached herein as Exhibit B.

          For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 1008, including under the first paragraph hereof, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

SECTION 1009. Limitation on Restricted Payments.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (a) declare or pay any dividend or make any distribution on or with respect to its Capital Stock other than (i) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (ii) dividends or distributions payable to the Company or a Restricted Subsidiary, and (iii) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by minority stockholders; provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date held by

Persons other than the Company or any of its Restricted Subsidiaries; (b) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (i) the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (ii) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any of the Company's Affiliates (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company; (c) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities prior to the Stated Maturity of such Indebtedness; or (d) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in subclauses (a) through (d) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (i) a Default or Event of Default shall have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of clause (a) of Section 1008 or (iii) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of (A) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date, plus (B) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale permitted by this Indenture of the Company's Capital Stock (other than Disqualified Stock) to a Person who is not a Restricted Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into the Company's Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not a Restricted Subsidiary of the Company of any options, warrants or other rights to acquire the Company's Capital Stock (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), plus (C) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale or redemption of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments (and treated as a Restricted Payment) previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          The foregoing covenant shall not be violated by reason of (a) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at such date of declaration or call for redemption, such payment or redemption would comply with the first paragraph of this Section 1009; (b) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under subclause (iv) of the second paragraph of clause (a) of Section 1008; (c) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of a substantially concurrent offering of shares of the Company's Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Securities;
(d) the repurchase, redemption or other acquisition of the Company's Capital Stock or options, warrants or other rights to acquire such Capital Stock in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of the Company's Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Securities; (e) the repurchase, redemption or other acquisition of shares of Capital Stock of the Company or any Restricted Subsidiary from employees, directors or former directors (or transferees thereof) pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors of the Company or the relevant Restricted Subsidiary; provided that the aggregate amount of such repurchases, redemptions or other acquisitions shall not exceed $2.5 million in any year and $5.0 million prior to the Stated Maturity of the Securities; (f) payments or distributions to dissenting stockholders pursuant to applicable law or constituent documents (as in effect on the Closing Date or, in the case of the constituent documents of any Restricted Subsidiary acquired after the Closing Date, on the date of such acquisition), or pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 8.01 of this Indenture; or (g) Investments acquired as a capital contribution or in exchange for, or out of the proceeds of a substantially concurrent offering of, the Company's Capital Stock (other than Disqualified Stock); provided that, except in the case of subclauses (a) and (d) of this paragraph of Section 1009, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the second paragraph of this Section 1009 (other than the Restricted Payment referred to in subclause
(b) thereof; an exchange of Capital Stock for Capital Stock or Indebtedness referred to in subclause (c) or (d) thereof and an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in subclause
(g) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in subclause (c) or (d) of the second paragraph of this Section 1009, shall be included in calculating whether the conditions of subclause (iii) of clause (d) of the first paragraph of this Section 1009 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Company's Capital Stock are used for the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in subclause (iii) of clause (d) of the first paragraph of this Section 1009 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

          For purposes of determining compliance with this Section 1009, (a) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution, and

(b) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in this Section 1009, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

SECTION 1010. Limitation on Dividend and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary, or (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions (a) existing on the Closing Date in this Indenture, or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (b) existing under or by reason of applicable law; (c) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (d) in the case of clause (d) of the first paragraph of this Section 1010, (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or (iii) arising or agreed to in the ordinary course of business, not relating to any Indebtedness;
(e) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (f) contained in the terms of (i) any Indebtedness Incurred by any Restricted Subsidiary in connection with an Asset Acquisition if the Incurrence of such Indebtedness otherwise complies with subclause (i) of clause (a) of
Section 1008 or (ii) any Indebtedness Incurred by any Restricted Subsidiary as allowed under subclause (ii) of clause (a) of Section 1008, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (g) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (ii) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined by the Company in good faith), and (iii) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Securities; or (h) contained in Standard Securitization Undertakings made in connection with Qualified Receivables Transactions.

          Nothing contained in this Section 1010 shall prevent the Company or any Restricted Subsidiary from (a) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 1014 or (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 1011. Limitation on the Issuance and Sale of Capital Stock of
              Restricted Subsidiaries.

          The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (a) to the Company or a Wholly Owned Restricted Subsidiary; (b) issuances of director's qualifying shares or issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009 if made on the date of such issuance or sale; (d) issuance of Common Stock in connection with dividends or distributions payable by a Restricted Subsidiary solely in shares of Common Stock of such Restricted Subsidiary; provided that subsequent to the dividend or distribution, the Company's direct or indirect equity interest in such Restricted Subsidiary is at least equal to the Company's direct or indirect equity interest in such Restricted Subsidiary prior to the dividend or distribution; (e) issuances of Common Stock of a Restricted Subsidiary in a merger of such Restricted Subsidiary with another Person; provided that the surviving entity is a Restricted Subsidiary; or (f) sales of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock) of a Restricted Subsidiary by the Company or a Restricted Subsidiary; provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with Section 1016.

SECTION 1012. Limitation on Issuances of Guarantees by Restricted Subsidiaries.

          The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary which is pari passu with or subordinate in right of payment to the Securities ("Guaranteed Indebtedness") unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Securities by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Securities have been paid in full, in U.S. Dollars; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (i) pari passu with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (ii) subordinated to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities.

          Notwithstanding the foregoing, (a) the Company may permit any of the Restricted Subsidiaries to issue Guarantees otherwise restricted by this Section 1012 to secure indebtedness which, if Incurred by such Restricted Subsidiary would comply with subclause (i) or (ii) of clause (a) of Section 1008, and (b) any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 1013. Limitation on Transactions with Shareholders and Affiliates.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of the Company's Capital Stock or with any Affiliate of the Company or any Restricted Subsidiary (other than the Company or a Restricted Subsidiary), except (a) upon terms no less favorable to the Company or such Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or Affiliate; provided that, with respect to a transaction or series of related transactions involving aggregate payments by the Company or such Subsidiary having a fair market value equal to or in excess of (i) $5 million but less than $15 million, the Company's Board of Directors approves such transaction (or series of transactions) and, in its good faith judgment, believes that such transaction (or series of transactions) complies with clause (a) of this paragraph as evidenced by a Board Resolution and (ii) $15 million, (A) the Company receives the written opinion of an investment banking firm nationally recognized in the United States that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (B) the Board of Directors of the Company approves such transaction (or series of transactions) and, in its good faith judgment, believes that such transaction (or series of transactions) complies with clause
(a) of this paragraph, as evidenced by a Board Resolution

          The foregoing limitation does not limit, and shall not apply to (a) any transaction solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries; (b) any transaction between the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company or of any Restricted Subsidiary, if (i) such Person is engaged in the Pulp and Paper Business, (ii) such transaction is in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, and such Person, (iii) such transaction is on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate, (iv) such transaction is in the best interests of the Company or such Restricted Subsidiary, and (v) such Person is an Affiliate solely by virtue of being directly or indirectly controlled by the Company or a Restricted Subsidiary; (c) the payment of reasonable and customary regular fees to the Company's directors and officers and indemnification arrangements entered into by the Company in the ordinary course of business and consistent with its past practices; (d) loans or advances by the Company or any Restricted Subsidiary to employees thereof in the ordinary course of business in an aggregate amount to all employees not to exceed US$2.5 million per year and US$5.0 million prior to the Stated Maturity of the Securities; (e) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any Subsidiary with which the Company flies a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (I) any sale of shares of the Company's Capital Stock (other than Disqualified Stock); (g) any merger or consolidation with an Affiliate, including (but not limited to) the ACM Merger, which is permitted under Section 801; (h) Qualified Receivables Transactions;
(i) contributions in cash to the common equity of the Company by the Existing Shareholders; (j) any Permitted investments or any Restricted Payments not prohibited by Section 1009; (k) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or for the funding of, employment compensation plans, stock option plans or other similar incentive plans approved by the Board of Directors, provided that all distributions under this clause (k) shall not exceed US$5.0 million per year; and (1) any payment to ACM; provided that any payments made under this clause
(1) will be treated as a Restricted Payment under Section 1009, and may only be made in accordance with such Section 1009.

SECTION 1014. Limitation on Liens.

          The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

          The foregoing limitation does not apply to (a) Liens existing on the Closing Date; (b) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (c) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;
(d) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under subclause (iv) of the second paragraph of clause
(a) of Section 1008;provided that such Liens do not extend to, or cover any, property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (e) Liens securing Indebtedness Incurred under subclause (i) of the second paragraph of clause (a) of Section 1008 or Indebtedness Incurred by our Restricted Subsidiaries under subclause (ii) of the second paragraph of clause (a) of
Section 1008; or (h) Permitted Liens.

SECTION 1015. Limitation on Sale-Leaseback Transactions.

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any assets or properties, whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

          The foregoing restriction does not apply to any sale-leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years; (b) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (c) the Company or a Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with
Section 1016.

SECTION 1016. Limitation on Asset Sales.

          The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (a) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of, and (b) at least 75% of the consideration received (including any amount of Released Indebtedness) consists of cash or Temporary Cash investments.

          In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee), then the Company shall or shall cause the relevant Restricted Subsidiary to: (a) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of the Restricted Subsidiaries, or (ii) invest an equal amount, or the amount not so applied pursuant to subclause (i) of this paragraph (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; and (b) apply (no later than the end of the 12-month period referred to in clause (a) of this paragraph) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (a) of this paragraph) as provided in the following paragraph of this Section 1016. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (a) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 1016 totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the Securities ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Securities (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.

SECTION 1017. Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to have its Securities repurchased by the Company on the terms and conditions set forth in this Section 1017 and this Indenture. Within 30 days of the occurrence of Change of Control, the Company shall make an Offer to Purchase all Outstanding Securities at a Purchase Price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Payment Date).

          (b) One Business Day prior to the Payment Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the Redemption Price of all Securities or portions thereof so accepted. On the Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer to Purchase, and (ii) deliver, or cause to be delivered, to the Trustee all Securities, or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Payment Date.

SECTION 1018. Indemnification of Judgment Currency.

          The Company agrees that U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with this Indenture or the Securities, including damages. Any amount received or recovered in a currency (the "Judgment Currency") other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Security, the Company shall indemnify the recipient against any loss sustained by it as a result, In any event, the Company shall indemnify the recipient against the cost of making any such purchase of U.S. dollars. For the purposes of this Section 1018, it will be sufficient for the recipient to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in lull force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

SECTION 1019. Payment of Additional Amounts.

          Any and all payments made by the Company to the Holders, under or with respect to the Securities, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Mexican Withholding Taxes"), unless the withholding or deduction of such Mexican Withholding Taxes is required by law on payments of interest and original issue discount or by the interpretation or administration thereof. In the event any Mexican Withholding taxes are required to be so withheld or deducted the Company will (a) pay such additional amounts ("Additional Amounts") as may be necessary so that after making all required deductions or withholdings imposed on payments of interest and original issue discount (including those applicable to additional sums payable under this provision) the net amount received by Holders or other beneficial owners of the Securities will not be less than the amounts as would have been received by them had no such withholding or deduction been required, (b) deduct or withhold such Mexican Withholding Taxes and (c) remit the full amount so deducted or withheld to the relevant taxing or other authority.

          Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of (a) any Mexican Withholding Taxes which would not have been imposed or levied on a Holder or beneficial owner but for the existence of any present, future or former connection between the Holder or beneficial owner of the Securities and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner (i) being or having been a citizen or resident of Mexico, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of; or receipt of payment under, such

Securities or the exercise of rights under such Securities or this Indenture (personally or through the Trustee); (b) any estate inheritance, gift or similar tax, assessment or other governmental charge; (c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Securities to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first payment date with respect to which the Company shall apply this clause (c) and (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirements, the first payment date subsequent to such change, the Company shall have notified the Trustee, in writing, that the Holders or beneficial owners of the Securities will be required to provide such certification, identification, information or documentation, declaration or other reporting documentation; (d) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owners of such Securities to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Company, to provide information, documentation or other evidence concerning the nationality, residence, identity, eligibility for benefits under a treaty for avoidance of double taxation to which Mexico is a party which is in effect, a present or former connection with Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, or of the Holder or beneficial owner of such Securities that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Holder or beneficial owner; provided that at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (d), the Company shall have notified the Trustee, in writing, that such Holders or beneficial owners of the Securities will be required to provide such information, documentation or other evidence; (e) the presentation of such Securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or the beneficial owner of such Securities should have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Securities for payment on any date during such 30-day period; or (f) any combination of items (a), (b), (c), (d) or (e) above.

          Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts Set forth in clauses (c) and (d) of the preceding paragraph shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8, W-8BEN and 6166). In addition, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (d) above of the preceding paragraph shall not apply if the withholding rate of 4.9% is applicable under the terms of paragraph
(a) of Section II of Article 195 of the Mexican Income Tax Law, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in above referenced clauses (c) and (d) is expressly required by statute, regulation, general rules or administrative practice in order to apply paragraph (a) of Section II of
Article 195 of the Mexican Income Tax Law, the Company cannot obtain such certification, identification, information, or satisfy any other reporting requirements on its own through reasonable diligence and the Company otherwise would meet the requirements for application of paragraph (a) of Section II of
Article 195 of the Mexican Income Tax Law or (ii) in the case of a Holder or beneficial owner of Securities that is a pension or retirement fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate that is lower than the rate resulting from the application of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law if the information, documentation or other evidence required under above referenced clauses (c) and (d) were provided. In addition, clauses
(c) and (d) of the preceding paragraph shall not be construed to require that a non-resident pension or retirement fund, a non-Mexican tax-exempt organization, a non-resident financial institution or any other Holder or beneficial owner of a Security obtain registration with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

          Upon the Trustee's receipt of timely notification from the Company that the Holders or beneficial owners of securities will be required to provide information or documentation as described in clauses (c) and (d) above, the Trustee shall provide such notification to the Holders or beneficial owners, as the case may be. The Company will, upon written request, provide the Trustee, the Holders and the Paying Agent with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Company has withheld or deducted in respect of any payments made under or with respect to the Securities. The Trustee shall, for a period of five years following the due date for each payment, maintain in its files each such certified copy received from the Company.

          If the Company is obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities (other than Additional Amounts payable on the date of this Indenture), the Company will, upon written request, deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.

          The Company shall pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation, issue and offering of the Securities.

          Except as specifically provided in the Securities or this Indenture, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge of whatever nature imposed or levied by any government or any political subdivision or taxing authority thereof or therein.

SECTION 1020. Provision of Financial Information.

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file all reports and other information with the Commission which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) of the Exchange Act if the Company were so subject. In addition to annual reports on Form 20-F, the Company shall file on Form 6-K interim consolidated reports, including consolidated financial statements, as soon as they become available, but in no event later than 60 days after the end of each interim period, prepared in accordance with Mexican GAAP. The Company shall file such interim consolidated reports with the Commission whether or not the Company is subject to corporate reporting requirements under Mexican law.

          If the Commission does not permit the filings described in the first paragraph of this Section 1020, the Company shall provide such reports and other information to the Trustee (within the same time periods described above or, if earlier, that would be applicable if the Company were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Security Register. The Company shall supply to the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

SECTION 1021. Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1008 to 1019, inclusive, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such offer, and the Company may not omit to comply with the terms of such offer as to such Holder.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption.

          (a) Optional Redemption. The Securities may be redeemed at any time, in whole or in part, at the Company's option at a Redemption Price equal to the greater of (i) 100% of the principal amount; or (ii) the sum of the present values of the Remaining Scheduled Payments, discounted to the redemption date on a semiannual basis, at the Adjusted Treasury Rate, as determined by an Independent Investment Banker.

          In addition, at any time prior to July 15, 2005, the Company may redeem up to 35% of the principal amount of the Securities with the Net Cash Proceeds of one or more sales of the Company's Capital Stock (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 113.75%, plus accrued and unpaid interest to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Securities originally issued on the Closing Date remain outstanding after each such redemption and notice of any such redemption is mailed within 120 days of each such sale of the Company's Capital Stock.

          The Company will give notice of any redemption as provided in Section 1103. If less than all of the Securities are to be redeemed, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. No Security of $1,000 in principal amount or less shall be redeemed in part.

          (b) Redemption for Changes in Mexican Withholding Taxes. In the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts in excess of those attributable to Mexican Withholding Taxes imposed at a rate of 10%, as a result of (i) any change in or amendment to the laws, treaties, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (ii) any change in the interpretations relating to such laws, treaties, rules or regulations made by any legislative body, governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or (iii) any official interpretation, application or pronouncement by any legislative body or governmental or regulatory agency or authority that provides for a position with respect to such laws, treaties, rules or regulations that differ from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the date hereof, then the Company may redeem all, but not less than all, of the Securities at any time, on giving notice as provided in Section 1103 at a Redemption Price equal to 100% of the unpaid principal amount together with accrued and unpaid interest, if any, and original issue discount thereon, if any, to the Redemption Date. This notice, once delivered, will be irrevocable, except if the Company no longer continues to be obligated to pay those Additional Amounts.

SECTION 1102. Election to Redeem: Notice to Trustee.

          The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not more than 60 nor less than 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1103. Notice of Redemption.

          Notices to redeem Securities shall be given to each Holder in the manner set forth in Section 106. Such notice will be given once not more than 60 days nor less than 30 days prior to the date fixed for redemption. Such notices will be deemed to have been given on the date of mailing. Notices to redeem Securities shall identify the Securities to be redeemed (including CUSIP numbers), specify the Redemption Date, the places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed, that interest accrued to the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest on an Interest Payment Date that is on or prior to the Redemption Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. Such notice shall also state that the conditions precedent to such redemption have occurred and the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          If any Security is to be redeemed in part only, the notice of redemption relating to such Security will state the portion of the principal amount to be redeemed. A new Security in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Security.

          In connection with a notice of redemption for tax reasons, the following shall apply:

          (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which, but for such redemption, the Company would be obligated to pay such Additional Amounts were a payment on the Securities then due; and

          (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

          Prior to publication of any notice of redemption for tax reasons, the Company shall deliver to the Trustee:

          (i) a certificate signed by a duly authorized officer of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of the Company to so redeem have occurred; and

          (ii) an Opinion of Mexican Counsel or independent public accountants, in both cases of recognized standing, selected by the Company reasonably acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment, official interpretation, application or pronouncement.

SECTION 1104. Deposit of Redemption Price.

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and

(except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1105. Securities Payable on Redemption Date.

          If notice of redemption has been given in the manner set forth in
Section 1103, the Securities shall become due and payable on the Redemption Date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by the Company at the places and in the manner herein specified and at the Redemption Price herein specified together with accrued interest (subject to the right of Holders of record on the relevant Record Date to receive interest on an Interest Payment Date that is on or prior to the Redemption Date) to the Redemption Date. From and after the Redemption Date, if monies for the redemption of Securities called for redemption shall have been made available at the office of the Paying Agent (or, if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 1003), for redemption on the Redemption Date, the Securities called for redemption shall cease to bear interest, and the only right of the Holders of such Securities shall be to receive payment of the Redemption Price together with accrued interest (subject to the right of Holders of record on the relevant Record Date to receive interest on an Interest Payment Date that is on or prior to the Redemption Date) to the Redemption Date as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the Redemption Date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.


                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Defeasance and Discharge of the Indenture.

          The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Outstanding Securities and the provisions of this Indenture will no longer be in effect with respect to the Securities and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

          (a) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust, money and/or Government Securities that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Securities,

          (b) the Company has delivered to the Trustee:

               (i) either:

                    (A) an Opinion of U.S. Counsel to the effect that Holders
               will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company's exercise of its option under this Section 1201 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of U.S. Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or

                    (B) a ruling directed to the Trustee received from the
               Internal Revenue Service to the same effect as the aforementioned Opinion of U.S. Counsel,

               (ii) either:

                    (A) an Opinion of Mexican Counsel to the effect that, based upon Mexican law then in effect, Holders will not recognize income, gain or loss for Mexican tax purposes (including withholding tax except for withholding tax then payable on interest payments due) as a result of the Company's exercise of its option under this Section 1201 and will be subject to Mexican tax (including withholding tax except for withholding tax then payable on interest payments due) on the same amount and in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, or

                    (B) a ruling directed to the Trustee received from the
               Mexican tax authorities to the same effect as the aforementioned Opinion of Mexican Counsel, and

               (iii) an Opinion of U.S. Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and the trust find will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

          (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 27lst day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound,

          (d) if at such time the Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of U.S. Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge, and

          (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of U.S. Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 1201 have been complied with.

          The following provisions, shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust find, payments in respect of the principal of and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the rights of the Trustee under Section 607 hereunder, and (d) this Article Twelve.

          After any irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceeding paragraph.

SECTION 1202.  Covenant Defeasance.

          This Indenture will no longer be in effect with respect to clauses (c) and (d) under Sections 801, clause (c) of Section 501 with respect to such clauses (c) and (d) under Section 801, Sections 1008 through 1017, Section 1019,
Section 1020, clause (d) of Section 501 with respect to such other covenants, clauses (e) and (f) of Section 501 and, with respect to a Significant Subsidiary, and clause (g) of Section 501 (hereinafter, "Covenant Defeasance") if,

          (a) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Trustee, in trust, money and/or Government Securities that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Securities,

          (b) the Company shall have satisfied the provisions of subclauses
(b)(iii), (c) and (d) of Section 1201,

          (c) the Company shall have delivered to the Trustee of an Opinion of U.S. Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred,

          (d) if at such time the Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of U.S. Counsel to the effect that the Securities will not be delisted as a result of such Covenant Defeasance, and

          (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of U.S. Counsel, in each case stating that all conditions precedent provided for herein relating to Covenant Defeasance contemplated by this Section 1202 have been complied with.

SECTION 1203. Deposited Money and Government Securities to Be Held in Trust:
              Other Miscellaneous Provisions.

          Subject to the provisions of the last paragraph of Section 1003, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 1203, the "Trustee") pursuant to Section 1202 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1203 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1202 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

SECTION 1204. Reinstatement.

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1201 or 1202 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1201 or 1202; provided, however, that if the Company makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                             ----------------------


          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture by telecopier shall be as effective as delivery of a manually executed counterpart thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this indenture to be duly executed, and the Trustee has caused its corporate seals to be hereunto affixed and attested, day and year first above written.

                                         CORPORACION DURANGO, S.A. de C.V.



                                         By: /s/ Mayela Rincon de Velasco
                                             --------------------------------
                                             Name:  Mayela Rincon de Velasco
                                             Title: Chief Financial Officer






                                         JPMORGAN CHASE BANK,
                                            as Trustee


                                         By: /s/ Catherine F. Donahue
                                             --------------------------------
                                             Name:  Catherine F. Donahue
                                             Title: Vice President

                                                                       Exhibit A





                              [APPLICABLE LEGENDS]

                               [FACE OF SECURITY]

                        CORPORACION DURANGO, S.A. de C.V.

                           13-3/4% SENIOR NOTES DUE 2009

                                                            CUSIP No.
                                                             ISIN No.


No.

$____,000,000


          CORPORACION DURANGO, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of the United Mexican States (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _______________________ U.S. Dollars on July 15, 2009 and to pay interest thereon from the Closing Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 in each year, commencing on January 15, 2003 at the rate of 13-3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as defined on the reverse hereof), be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment at such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security shall be made at the office or agency of the Company maintained in The City of New York for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          The Company shall pay Additional Amounts and this Security shall be subject to redemption by the Company as provided in Sections 1019 and 1101 of the Indenture.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                        CORPORACION DURANGO, S.A. de C.V.

                         By:______________________
                         Name:
                         Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                        JPMORGAN CHASE BANK,
                                         as Trustee

                                        By:____________________
                                           Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                                     General

          This Security is one of a duly authorized issue of Securities of the Company designated as its 13-3/4% Senior Notes due 2009 (herein called the "Securities"), issued under an Indenture, dated as of June 24, 2002 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Securities will rank senior in right of payment to all of the Company's subordinated Indebtedness.

          [Pursuant to the Registration Rights Agreement, dated June 18, 2002, among the Company, Morgan Stanley & Co. Incorporated and Banc of America Securities LLC (the "Registration Rights Agreement"), in the event (i) the Company fails to file an Exchange Offer Registration Statement (the "Exchange Offer Registration Statement") with the Commission on or prior to the l80th day after the Closing Date, (ii) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 270th day after the Closing Date, (iii) an exchange offer (the "Exchange Offer") is not consummated on or before the 30th day after the Exchange Offer Registration Statement is declared effective, (iv) the Company is obligated to file a Shelf Registration Statement (the "Shelf Registration Statement"), and, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 90th day after the date (the "Shelf Filing Date") on which the obligation to file a Shelf Registration Statement arises, (v) the Company is obligated to file a Shelf Registration Statement, and the Shelf Registration Statement is not declared effective on or prior to the 180th day after the Shelf Filing Date, or (vi) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (i) through (vi) a "Registration Default"), the annual interest rate borne by the Securities shall be increased by 0.25% per annum from the rate shown above for the first 90-day period immediately following the occurrence of a Registration Default, and such annual interest rate shall be increase by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional interest rate of 1.0% per annum. The Company will pay such additional interest on Interest Payment Dates. Once all Registration Defaults have been cured, the annual interest rate borne by the Securities shall be changed to again be the rate shown above. The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.]*



* Do not include in Registered Global Securities or Registered Physical Securities.

Additional Amounts

          Any and all payments made by the Company to the Holder, under or with respect to this Security, shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Mexican Withholding Taxes"), unless the withholding or deduction of such Mexican Withholding Taxes is required by law on payments of interest and original issue discount or by the interpretation or administration thereof. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, the Company shall:

          (a) pay such additional amounts ("Additional Amounts") as may be necessary so that after making all required deductions or withholdings imposed on payments of interest and original issue discount (including those applicable to additional sums payable under this provision) the net amount received by Holder or other beneficial owners of this Security shall not be less than the amounts as would have been received by it had no such withholding or deduction been required,

          (b) deduct or withhold such Mexican Withholding Taxes and

          (c) remit the full amount so deducted or withheld to the relevant taxing or other authority.

Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of:

          (a) any Mexican Withholding Taxes which would not have been imposed or levied on the Holder or a beneficial owner but for the existence of any present, future or former connection between such Holder or beneficial owner of this Security and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner: (i) being or having been a citizen or resident of Mexico, (ii) maintaining or having maintained an office, permanent establishment or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, this Security or the exercise of rights under this Security or the Indenture (personally or through the Trustee);

          (b) any estate, inheritance, gift or similar tax, assessment or other governmental charge;

          (c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of this Security to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to: (i) the first payment date with respect to which the Company shall apply this clause (c) and (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirements, the first payment date subsequent to such change, the Company shall have notified the Trustee, in writing, that the Holder or beneficial owners of this Security will be required to provide such certification, identification, information or documentation, declaration or other reporting documentation;

          (d) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owners of this Security to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Company, to provide information, documentation or other evidence concerning the nationality, residence, identity, eligibility for benefits under a treaty for avoidance of double taxation to which Mexico is a party which is in effect, a present or former connection with Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, or of the Holder or beneficial owner of this Security that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Holder or beneficial owner; provided that at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (d), the Company shall have notified the Trustee, in writing, that the Holder or beneficial owners of this Security will be required to provide such information, documentation or other evidence;

          (e) the presentation of this Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment hereof is duly provided for, whichever occurs later, except to the extent that the Holder or the beneficial owner of this Security should have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting this Security for payment on any date during such 30-day period; or

          (f) any combination of item (a), (b), (c), (d) or (e) above.

          Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of this Security (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8, W-8BEN and 6166). In addition, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if the withholding rate of 4.9% is applicable under the terms of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law, unless:

          (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in clauses (c) and (d) is expressly required by statute, regulation, general rules or administrative practice in order to apply paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law, the Company cannot obtain such certification, identification, information, or satisfy any other reporting requirements on its own through reasonable diligence and the Company otherwise would meet the requirements for application of paragraph (a) Section II of Article 195 of the Mexican Income Tax Law, or

          (ii) in the case of a Holder or beneficial owner of this Security that is a pension or retirement fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate that is lower than the rate resulting from the application of paragraph (a) of Section II of Article 195 of the Mexican Income Tax Law if the information, documentation or other evidence required under clauses (c) and (d) above were provided.

In addition, clauses (c) and (d) above shall not be construed to require that a non-resident pension or retirement fund, a non-Mexican tax-exempt organization, a non-resident financial institution or any other Holder or beneficial owner of this Security obtain registration with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

          Upon the Trustee's receipt of timely notification from the Company that the Holder or beneficial owners of this Security will be required to provide information or documentation as described in clauses (c) and (d) above, the Trustee shall provide such notification to the Holder or beneficial owners, as the case may be. The Company will, upon written request, provide the Trustee, the Holder and the Paying Agent with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Company has withheld or deducted in respect of any payments made under or with respect to this Security. The Trustee shall, for a period of five years following the due date for each payment, maintain in its files each such certified copy received from the Company.

          If the Company is obligated to pay Additional Amounts with respect to any payment under or with respect to this Security (other than Additional Amounts payable on the date of the Indenture), the Company will, upon written request, deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.

          The Trustee shall, upon written request by the beneficial owner of this Security or any Paying Agent, provide such beneficial owner or Paying Agent with a copy of the certified copy of the receipt provided to the Trustee by the Company regarding the amount of Mexican Withholding Tax withheld by the Company with respect to this Security within 30 Business Days following the receipt by the Trustee of such request.

          All references in this Security to principal or interest in respect of this Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal or interest, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made. All references in this Security to principal in respect of any Security shall be deemed to mean and include any redemption price or purchase price payable in respect of such Security pursuant to any redemption provided for below or pursuant to any Offer to Purchase, and express mention of the payment of any redemption price or purchase price in any provision hereof shall not be construed as excluding reference to any redemption price or purchase price in those provisions hereof where such express reference is not made.

          In the event that Additional Amounts actually paid with respect to this Securities are based on rates of deduction or withholding of Mexican Withholding Taxes in excess of the appropriate rate applicable to the Holder or beneficial owner of this Security, and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund or credit of such excess from Mexican tax authorities, then such Holder or beneficial owner shall, by accepting this Security, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, such Holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Redemption for Changes in Mexican Withholding Taxes

          In the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities, any Additional Amounts in excess of those attributable to Mexican Withholding Taxes imposed at a rate of 10%, as a result of

          (a) any change in or amendment to the laws, treaties, rules or regulations of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or

          (b) any change in the interpretations relating to such laws, treaties, rules or regulations made by any legislative body, governmental or regulatory agency or authority (including the enactment of any legislation and the publication of any regulatory determination) of Mexico, or any political subdivision or taxing authority or other instrumentality thereof or therein, or

          (c) any official interpretation, application or pronouncement by any legislative body or governmental or regulatory agency or authority that provides for a position with respect to such laws, treaties, rules or regulations that differs from the theretofore generally accepted position, which amendment or change is enacted, promulgated, issued or announced or which interpretation, application or pronouncement is issued or announced, in each case, after the date of the Indenture, then the Company may redeem all, but not less than all, of the Securities at any time, on giving not less than 30 nor more than 60 days' notice mailed to the Holder of this Security at a Redemption Price equal to 100% of the unpaid principal amount together with accrued and unpaid interest, if any, and original issue discount thereon, if any, to the Redemption Date. This notice, once delivered to the Trustee, will be irrevocable, except if the Company no longer continues to be obligated to pay those Additional Amounts.

          In connection with a notice of redemption for tax reasons, the following shall apply:

          (a) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which, but for such redemption, the Company would be obligated to pay such Additional Amounts were a payment on this Security then due; and

          (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

          Prior to publication of any notice of redemption for tax reasons, the Company shall deliver to the Trustee:

          (i) a certificate signed by a duly authorized officer of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent of the right of the Company to so redeem have occurred; and

          (ii) an Opinion of Mexican Counsel or independent public accountants, in both cases of recognized standing, selected by the Company reasonably acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment, official interpretation, application or pronouncement.

Optional Redemption

          This Security may be redeemed at any time, in whole or in part, at the Company's option at a Redemption Price equal to the greater of (a) 100% of the principal amount hereof or (b) the sum of the present values of the Remaining Scheduled Payments discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, as determined by an Independent Investment Banker, plus, in each case, accrued and unpaid interest, if any, to the Redemption Date.

          In addition, at any time prior to July 15, 2005, the Company may redeem up to 35% of the principal amount of the Securities with the Net Cash Proceeds of one or more sales of the Company's Capital Stock (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 113.75%, plus accrued and unpaid interest to the Redemption Date; provided that at least 65% of the aggregate principal amount of the Securities originally issued on the Closing Date remain outstanding after each such redemption and notice of any such redemption is mailed within 120 days of each such sale of the Company's Capital Stock.

          The Company will give not less than 30 days' nor more than 60 days' notice of any redemption to the Holder of this Security. If less than all of the Securities are to be redeemed, selection of the Securities for redemption will be made by the Trustee:

          (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or

          (b) if the Securities are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no Security of $1,000 in principal amount or less shall be redeemed in part. If this Security is to be redeemed in part only, the notice of redemption relating to this Security will state the portion of the principal amount to be redeemed. A new Security in principal amount equal to the unredeemed portion will be issued upon cancellation of this Security.

Other

          The Company shall pay any stamp, issue, registration, documentary or other similar taxes and other duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation, issue and offering of this Security.

          Except as specifically provided in this Security or the Indenture, the Company shall not be required to make any payment with respect to any tax, duty, assessment or other governmental charge of whatever nature imposed or levied by any government or any political subdivision or taxing authority thereof or therein.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture provides that, subject to certain conditions, if (a) certain Net Cash Proceeds are available to the Company as a result of an Asset Sale or (b) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities at the time. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities at the time, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, (iii) such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against any cost, liability or expense to be incurred in compliance with such request, (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and
(v) no direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium hereon, if any, or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by the Holder hereof or an attorney for the Holder duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          Prior to the due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this

Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

          THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTING LAWS.

                            [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN REGISTERED GLOBAL
                   SECURITIES, REGISTERED PHYSICAL SECURITIES,
                    UNLEGENDED OFFSHORE GLOBAL SECURITIES AND
                    UNLEGENDED OFFSHORE PHYSICAL SECURITIES]

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

         [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

         [ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 207 of the Indenture shall have been satisfied.

Date:________________                ____________________________________
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.





TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants (i) that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion, (ii) that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A,
(iii) that it acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information, and (iv) that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Date:________________         _______________________________________
                                  NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Security purchased by the Company pursuant to
Section 1016 or 1017 of the Indenture, check the Box: [ ]

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount (in principal amount): $_____________


Date:

Your Signature: _________________________________
                (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:  ___________________________

                                                                       EXHIBIT B

                               Form of Certificate
                                                                    -----------,

JPMorgan Chase Bank
450 West 33rd Street, l5th Floor
New York, NY 10001-2697
Attention: Corporate Trust Office

                    Re: Corporacion Durango, S.A. de C.V. (the "Company")
                         13-3/4% Senior Notes due 2009 (the "Notes")
                    ----------------------------------------------------

Dear Sirs:

     This letter relates to U. S. $_____________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 202 of the Indenture dated as of June 24, 2002 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                                   Very truly yours,

                                                   [Name of Holder]


                                                   By:__________________
                                                      Authorized Signature

                                                                       EXHIBIT C

                                                                   ------------,
                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S

JPMorgan Chase Bank
450 West 33rd Street, 15th Floor
New York, NY 10001-2697
Attention:   Corporate Trust Office

               Re:  Corporacion Durango, S.A, de C.V. (the "Company")
                      l3-3/4% Senior Notes due 2009 (the "Notes")
                    -------------------------------------------------

Dear Sirs:

     In connection with our proposed sale of U.S.$__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1) the offer of the Notes was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation 5, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [Name of Transferor]


                                                   By:________________
                                                      Authorized Signature